ETF OPPORTUNITIES TRUST 485BPOS

Exhibit 99.(h)(58)

FOURTH AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS FOURTH AMENDMENT effective as of the last date in the signature block (the “Effective Date”), to the Fund Sub-Administration Servicing Agreement dated as of August 13, 2024, as amended (the “Agreement”), is entered into by and between ETF OPPORTUNITIES TRUST, a Delaware statutory trust (the “Trust”), Commonwealth Fund Services, Inc, a Virginia corporation (the “Administrator”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following ETFs:

●	REX Bitcoin Corporate Treasury Convertible Bond ETF

●	T-Rex 2X Long DJT Daily Target ETF

●	T-Rex 2X Long ARM Daily Target ETF

●	T-Rex 2X Long RBLX Daily Target ETF

●	Tuttle Capital NVDA 0DTE Covered Call ETF

●	Tuttle Capital MSTR 0DTE Covered Call ETF

●	Tuttle Capital TSLA 0DTE Covered Call ETF

WHEREAS, Section 11(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ETF OPPORTUNITIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:		By:
Name:	David A. Bogaert	Name:	Greg Farley
Title:	President	Title:	Sr. Vice President
Date:	February 13, 2025	Date:	2/20/25

Exhibit A

Fund Sub-Administration Servicing Agreement

Separate Series of ETF Opportunities Trust

Name of Series:

TappAlpha SPY Growth & Daily Income ETF

REX Crypto Equity Premium Income ETF

REX IncomeMax IBIT Strategy ETF

SMI 3Fourteen Real Asset Allocation ETF

Tuttle Capital MSTR Put Write ETF

Tuttle Capital QQQ Put Write ETF

T-Rex 2X Long HOOD Daily Target ETF

T-Rex 2X Long DJT Daily Target ETF

T-Rex 2X Long ARM Daily Target ETF

T-Rex 2X Long RBLX Daily Target ETF

REX Bitcoin Corporate Treasury Convertible Bond ETF

Tuttle Capital NVDA 0DTE Covered Call ETF

Tuttle Capital MSTR 0DTE Covered Call ETF

Tuttle Capital TSLA 0DTE Covered Call ETF

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